UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: June 24, 2013)

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including Zip Code)

(609) 495-2495
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Registrant announced that, effective July 15, 2013, Neil I Salmon, who has served as Vice President and Chief Financial Officer of Registrant and its subsidiaries since 2009, would be resigning to assume the position of Chief Financial Officer of Ansell Limited, an Australian company. Registrant also announced that, effective with Mr. Salmon's departure, Mark Feuerbach, Registrant's Vice President, Investor Relations, Treasury, Financial Planning & Analysis, and who has twice previously served as CFO, would be assuming that role on an interim basis. A copy of Registrant's press release concerning this matter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibit No.	Description

99.1	Registrant's Press Release dated June 24, 2013

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ Mark Feuerbach
Name: Mark Feuerbach Title: Vice President, Investor Relations, Treasury, Financial Planning & Analysis

Dated: June 25, 2013